UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

TON Strategy Company

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2300 W. Sahara Avenue, Suite 800
Las Vegas, Nevada	89102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 702-856-4321

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TONX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, the Board of Directors (the “Board”) of TON Strategy Company (the “Company”) increased the size of the Board from five to six members and appointed Oscar Suarez to fill the resulting vacancy, effective August 17, 2026. Mr. Suarez will also serve on the Board’s audit committee as its chairman, succeeding Nicolas Cary in this role.

Mr. Suarez will serve as a director until the Company’s annual meeting of stockholders to be held in 2027 and until his successor has been duly elected and qualified or until the earlier of his death, resignation, or removal.

Mr. Suarez has over four decades of professional experience in the fields of accounting, taxation, and financial governance. Currently, he is an independent director and Chairman of the audit committee for Amerant Bancorp Inc. Mr. Suarez began his career at Arthur Andersen, where he focused on audit and tax services prior to cultivating a specialization in international banking taxation. Subsequently, Mr. Suarez occupied various senior executive capacities at KPMG LLP (“KPMG”) from 1989 to 2004, achieving the rank of partner in 1995. Throughout his time at the firm, he held roles as International Banking Tax Partner, Latin America Global Mobility Leader, and South Florida Tax Managing Partner. Following his tenure at KPMG, from 2004 to 2021, Mr. Suarez held significant leadership roles at Ernst & Young LLP (“EY”) and was elected to serve on the firm’s U.S. Partner/Principal Council and Global Governance Council, which represent two of EY’s primary governing entities. Mr. Suarez served as the chair of EY’s Finance Sub-Committee and was a member of its Americas Global Audit Committee. In his capacity as EY’s Markets Leader for Florida and Puerto Rico, he managed operations for seven regional offices and approximately 2,000 personnel, providing strategic counsel to both public and private entities during phases of expansion.

Mr. Suarez will also be eligible to receive compensation in accordance with the Company’s standard non-employee director compensation policies, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2026.

In connection with his appointment, Mr. Suarez will also enter into the Company’s standard form of indemnification agreement for directors and officers.

There are no transactions between the Company and Mr. Suarez that would be reportable under Item 404(a) of Regulation S-K. Mr. Suarez was not selected pursuant to any arrangement or understanding between himself and any other person.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits	Item

99.1	Press release dated August 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TON STRATEGY COMPANY

Date: August 17, 2026	By:	/s/ Kevin Wilson
	Name:	Kevin Wilson
	Title:	Chief Executive Officer